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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130561) of Kodiak Energy, Inc. of our report dated April 7, 2006, with respect to Note 2, 2005 Restatement, Noveember 30, 2006 with respect to our audit of the consolidated financial statements of Kodiak Energy, Inc. which is included in the annual report on Form 10-KSB/A for the year ended December 31, 2005.




/s/ Meyers Norris Penny LLP

Calgary, Canada
December 6, 2006























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